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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Medjet Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Medjet Inc. of our report dated March 19, 1998 on the financial statements of Medjet Inc. and the "SUBSEQUENT EVENT" note to the financial statements which is dated April 13, 1998, for the year ended December 31, 1997, and to all references to our Firm included in this Form S-8 Registration Statement.


                         /s/ Rosenberg Rich Baker Berman & Company

                         Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
February 1, 1999